UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 7, 2018
Presidio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38028	47-2398593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Penn Plaza, Suite 2832, New York, NY 10119
(Address of Principal Executive Offices)(Zip Code)
(212) 652-5700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On November 7, 2018, Presidio, Inc. (the "Company") held its 2018 annual meeting of stockholders.  At the annual meeting, stockholders voted on the matters listed below, each of which was discussed in greater detail in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities Exchange Commission on October 2, 2018 (the “Proxy Statement”). The final voting results with respect to each of these matters is set forth below.

(1)
Each individual listed below was elected to serve as a Class II director of the Company for a term of three years expiring at the Company’s 2021 annual meeting of stockholders. The results of the voting were as follows:

Election of three directors named in the Proxy Statement	For	Withheld	Broker Non-Votes

Christopher L. Edson	75,458,679	14,326,869	2,256,968
Salim Hirji	81,143,950	8,641,598	2,256,968
Steven Lerner	82,055,581	7,729,967	2,256,968

(2)	The appointment of RSM US LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2019 was ratified. The results of the voting were as follows:

	For	Against	Abstain	Broker Non-Votes

Ratification of RSM US LLP as our independent registered public accounting firm	91,713,876	328,622	18	0

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 9, 2018
Presidio, Inc.
By: /s/ Elliot Brecher
Elliot Brecher
Senior Vice President and General Counsel